UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2021

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Midland Intl. Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

(432) 276-3966

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	ASTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2021, AST & Science LLC, a subsidiary of AST SpaceMobile, Inc. (the “Company”) and Joint Stock Company GK Launch Services (“GK”, and together with the Company, the “Parties”) entered into a letter agreement (the “Letter Agreement”) related to the Parties’ existing launch services contract, dated as of July 17, 2020 (the “Launch Services Contract”).

As previously disclosed, on July 23, 2021, the Company entered into an agreement with Space Exploration Technologies Corp. (“SpaceX”) relating to the launch of the Company’s BlueWalker 3 test satellite (“BW3”). The launch of BW3 was originally scheduled to occur under the Launch Service Contract and to coincide with the launch of a primary payload by GK from an unrelated entity. However, the primary payload from such unrelated entity was delayed and in order to obtain greater certainty regarding the BW3 launch date, the Company entered into the launch agreement with SpaceX, an alternate launch provider offering an available launch period for BW3 beginning March 2022. The exact timing of such launch is contingent on a number of factors, including satisfactory and timely completion of construction and testing of BW3.

Among other things, the Letter Agreement permits the Parties to seek to identify other opportunities for the launch of the Company’s future payloads and credits the $2.7 million the Company has paid GK under the Launch Services Contract for such future launch services. Neither of the Parties will have any further obligations or payments required under the Launch Services Contract unless the Parties reach an agreement regarding future services.

The foregoing description of the Letter Agreement and the Launch Services Contract does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, which Letter Agreement is attached as Exhibit 10.1 to this Form 8-K, and documents are incorporated herein by reference.

Exhibit No.	Description
10.1	Launch Services Amendment, dated as of September 20, 2021*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2021

AST SPACEMOBILE, INC.

By:	/s/ Thomas Severson
Name:	Thomas Severson
Title:	Chief Financial Officer